SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2004

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
(Exact name of registrants as specified in its charter)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-77499 333-77499-01	43-1843179 43-1843177
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER ITEMS.

Charter Communications, Inc. ("Charter") today announced that William D. Savoy resigned from the board of directors of Charter effective April 23, 2004 and from the boards of directors of Charter subsidiaries Charter Communications Holding Company, LLC and Charter Communications Holdings, LLC effective April 26, 2004. To fill the vacancy on Charter's Board, it is expected that Jo Allen Patton will be nominated to replace Mr. Savoy on Charter's Board. The Board will consider the nomination at its regularly scheduled meeting on April 27, 2004. A copy of the press release is being filed with this report as Exhibit 99.1.

ITEM 7. EXHIBITS.

Exhibit Number	Description
99.1	Press release dated April 27, 2004. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS HOLDINGS, LLC
Registrant

Dated: April 27, 2004

By: /s/ Paul E. Martin Name: Paul E. Martin Title: Senior Vice President and Controller (Principal Accounting Officer)

CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION
Registrant

Dated: April 27, 2004

By: /s/ Paul E. Martin Name: Paul E. Martin Title: Senior Vice President and Controller (Principal Accounting Officer)